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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements of Aurora Communications, LLC included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Nassau Broadcasting Corporation for the registration of its class A common stock.

                                                  /s/ Ernst & Young LLP

New York, New York

June 28, 2000